Exhibit 99.1

News Release
For more information, please contact:
MEDIA: Dan Hare
402-240-5274
daniel.hare@conagrafoods.com

INVESTORS: Chris Klinefelter
402-240-4154
chris.klinefelter@conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS’ CFO JOHN GEHRING TO RETIRE

Reiterated Fiscal 2016 Guidance

OMAHA, Neb., May 24, 2016 – ConAgra Foods, Inc. (NYSE: CAG) today announced that its executive vice president and chief financial officer, John Gehring, will retire after 14 years of service with the company. Gehring will remain in his current role until a successor has been named and will assist with an orderly transition. The company has initiated a search to identify a replacement for Gehring.

“We are grateful for John’s many years of distinguished service to our company,” said Sean Connolly, president and chief executive officer, ConAgra Foods. “He has been an outstanding CFO, leader and friend. We wish him the best of luck in his next chapter.”

Gehring added, “I am honored to have had the opportunity to serve as CFO during such an important period for ConAgra Foods. This has been the most professionally rewarding experience of my career and I am proud of all that we have accomplished together over the past 14 years. Looking ahead, I am confident that Sean and the rest of the talented leadership team have positioned the company to win over the long-term and create value for all stakeholders.”

Gehring joined the company in 2002, and assumed the role of executive vice president and chief financial officer in early 2009. Before joining ConAgra Foods, John was a partner with Ernst & Young. He also held auditing positions with PepsiCo and KPMG.

The company reaffirms its full-year fiscal 2016 EPS guidance of $2.05-$2.07 from continuing operations, adjusted for items impacting comparability.

About ConAgra Foods
ConAgra Foods, Inc. (NYSE: CAG) is one of North America’s leading packaged food companies with recognized brands such as Marie Callender’s®, Healthy Choice®, Slim Jim®, Hebrew National®, Orville Redenbacher’s®, Peter Pan®, Reddi-wip®, PAM®, Snack Pack®, Banquet®, Chef Boyardee®, Egg Beaters®, Hunt’s® and many other ConAgra Foods brands found in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.

Note on Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to successfully complete the spin-off of its Lamb Weston business on a tax-free basis, within the expected time frame or at all; ConAgra Foods’ ability to execute its operating and restructuring plans and achieve its targeted operating efficiencies, cost-saving initiatives, and trade optimization programs; ConAgra Foods’ ability to successfully execute its long-term value creation strategy; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of ConAgra Foods’ product pricing efforts, whether through pricing actions or changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters and the accident at its former Garner plant; future economic circumstances; industry conditions; the effectiveness of ConAgra Foods’ hedging activities, including volatility in commodities that could negatively impact ConAgra Foods’ derivative positions and, in turn, ConAgra Foods’ earnings; the success of ConAgra Foods’ innovation and marketing investments; the competitive environment and related market conditions; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this press release to reflect future events or circumstances or otherwise.

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